Exhibit 99.1

General Steel Reports Second Quarter 2014 Financial Results

Quarterly Gross Margin Improves to a 36-Month High of 4.8%

Quarterly EBITDA Improves by $54.4 million Year-over-Year to $33.6 million

Quarterly Operating Cash Flows Improve by $121.4 million Year-over-Year to $56.1 million

Company Reiterates EPS Guidance of $0.08 to $0.12 for Second Half of 2014

BEIJING – August 14, 2014 – General Steel Holdings, Inc. (“General Steel” or the “Company”) (NYSE: GSI), a leading non-state-controlled steel producer in China, today announced its financial results for the second quarter ended June 30, 2014.

Henry Yu, Chairman and Chief Executive Officer of General Steel commented, “We are very proud that our turn-around efforts are now driving measurable improvements to our financials, as gross margin expanded to a 36-month high and EBITDA substantially improved to a positive $33.6 million. These highlights reflect the success we have had over the past year in lowering our unit production cost and enhancing our operating efficiencies.”

“During the second quarter, industry fundamentals significantly improved, and we were able to hold firm on our pricing. We are seeing a better demand-and-supply balance, and it is increasingly more evident that the market dynamics and competitive landscape will substantially improve in the coming months.” Mr. Yu concluded.

John Chen, Chief Financial Officer of General Steel, commented, “This quarter we saw contributions to profitability from our two major initiatives. Our sourcing strategy lowered our raw material costs and, our upgraded production lines and technical improvements lowered our unit costs. We also turned around our operating cash flows to an inflow of $56.1 million, providing us with greater operating flexibility for the quarters ahead. Given our solid execution and the improved market fundamentals, we anticipate additional margin expansion and are confident that we will deliver on our target EPS range of 8 to 12 cents for the second half of 2014.”

Second Quarter 2014 Financial Information

•	Sales volume decreased by 5.7% year-over-year to approximately 1.31 million metric tons, compared with 1.38 million metric tons in the second quarter of 2013.
•	Sales totaled $588.0 million, compared with $653.7 million in the second quarter of 2013.
•	Gross profit was $28.1 million on gross margin of 4.8%, compared with a gross loss of $(35.5) million in the second quarter of 2013.
•	Operating income totaled $6.3 million, compared with an operating loss of $(46.9) million in the second quarter of 2013.

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•	Net loss attributable to the Company reduced to approximately $(11.0) million, or $(0.20) per diluted share, compared with a net loss of $(39.8) million, or $(0.72) per diluted share in the second quarter of 2013.
•	As of June 30, 2014, the Company had cash and restricted cash of $492.9 million.

First Six Months 2014 Financial Information

•	Sales volume decreased by 2.4% year-over-year to approximately 2.62 million metric tons, compared with 2.69 million metric tons in the first six months of 2013.
•	Sales were $1.2 billion, compared with $1.3 billion in the first six months of 2013.
•	Gross profit was $5.5 million on gross margin of 0.5%, compared with a gross loss of $(31.5) million in the first six months of 2013.
•	Operating loss was $(37.3) million, compared with an operating loss of $(15.0) million in the first six months of 2013.
•	Net loss attributable to the Company was $(54.6) million, or $(0.98) per diluted share, compared with a net loss of $(36.7) million, or $(0.67) per diluted share in the first six months of 2013.

Second Quarter 2014 Financial and Operating Results

Total Sales

Total sales for the second quarter of 2014 decreased by 10.0% year-over-year to $588.0 million, compared with $653.7 million in the second quarter of 2013. The year-over-year sales decreases were due to decreases in both average selling price of rebar and sales volume.

•	Total sales volume in the second quarter of 2014 was 1.31 million metric tons, a decrease of 5.7% compared with 1.38 million metric tons in the second quarter of 2013.
•	The average selling price of rebar at Longmen Joint Venture in the second quarter of 2014 decreased to approximately $450.0 per metric ton, down by 6.8% from $482.7 per metric ton in the second quarter of 2013.

Gross Profit/Loss

Gross profit for the second quarter of 2014 was $28.1 million, or 4.8% of total sales, as compared with a gross loss of $(35.5) million, or (5.4%) of total sales in the second quarter of 2013. The 1,020 basis points improvement in gross margin during the quarter was mainly attributable to decreased unit costs of rebar manufactured.

Operating Expenses and Operating Income/Loss

Selling, general and administrative expenses for the second quarter of 2014 were $18.8 million, a decrease of 9.6% from $20.8 million in the second quarter of 2013. Driven by effective headcount expense control, general and administrative expenses decreased to $9.1 million in the second quarter of 2014, compared with $11.6 million in the second quarter of 2013. Selling expenses was $9.7 million in the second quarter of 2014, slighted increased from $9.3 million in the same period of 2013. The increase in selling expenses was mainly due to the increase in freight expenses as a result of the PRC government’s policy to increase freight train fees in early 2014.

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Other operating loss from change in the fair value of profit sharing liability during the second quarter of 2014 was $(2.9) million, compared with a gain of $9.5 million recognized in the same period of last year. The loss recognized from change in the fair value of profit sharing liability was primarily due to the amortization of the present value discount.

Correspondingly, income from operations for the second quarter of 2014 was $6.3 million, an improvement of $53.2 million compared with loss from operations of $(46.9) million for the second quarter of 2013.

Finance Expense

Finance and interest expense in the second quarter of 2014 was $26.6 million, of which, $5.7 million was the non-cash interest expense on capital lease as compared with $5.1 million in the same period of 2013, and $20.9 million was the interest expense on bank loans and discounted note receivables as compared with $16.1 million in the same period of 2013. The increase in finance and interest expenses was mainly a result of higher finance costs charged by banks and more of the early redemption on note receivables.

Net Loss and Net Loss per Share

Net loss attributable to General Steel for the second quarter of 2014 narrowed $(11.0) million, or $(0.20) per diluted share, based on 55.8 million weighted average shares outstanding. This compares to a net loss of $(39.8) million, or $(0.72) per diluted share, based on 55.0 million weighted average shares outstanding in the second quarter of 2013.

First Six Months 2014 Financial and Operating Results

Total Sales

Total sales for the first six months of 2014 decreased by 9.4% year-over-year to $1.2 billion, compared with $1.3 billion in the first six months of 2013. The year-over-year sales decreases were due to decreases in both average selling price of rebar and sales volume.

•	Total sales volume in the first six months of 2014 was 2.62 million metric tons, a decrease of 2.4% compared with 2.69 million metric tons in the first six months of 2013.
•	The average selling price of rebar at Longmen Joint Venture in the first six months of 2014 decreased to approximately $450.4 per metric ton, down by 9.6% from $498.4 per metric ton in the first six months of 2013.

Gross Profit/Loss

Gross profit for the first six months of 2014 was $5.5 million, or 0.5% of total sales, as compared with a gross loss of $(31.5) million, or (2.4%) of total sales in the first six months of 2013.

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Operating Expenses and Operating Loss

Selling, general and administrative expenses for the first six months of 2014 were $39.9 million, slightly increased from $39.8 million in the first six months of 2013. General and administrative expenses were $21.9 million, compared with $22.5 million in the same period of 2013. Selling expenses increased by 4.1% to $18.0 million, compared to $17.3 million in the same period of 2013.

Other operating loss from change in the fair value of profit sharing liability during the first six months of 2014 was $(3.0) million, compared with a gain of $56.3 million in the same period of last year.

Correspondingly, loss from operations for the first six months of 2014 was $(37.3) million, compared with loss from operations of $(15.0) million for the first six months of 2013.

Finance Expense

Finance and interest expense in the first six months of 2014 was $55.3 million, of which, $10.7 million was the non-cash interest expense on capital lease as compared with $10.2 million in the same period of 2013, and $44.6 million was the interest expense on bank loans and discounted note receivables as compared with $35.9 million in the first six months of 2013.

Net Loss and Net Loss per Share

Net loss attributable to General Steel for the first six months of 2014 was $(54.6) million, or $(0.98) per diluted share, based on 55.8 million weighted average shares outstanding. This compares to a net loss of $(36.7) million, or $(0.67) per diluted share, based on 54.9 million weighted average shares outstanding in the first six months of 2013.

Balance Sheet

As of June 30, 2014, the Company had cash and restricted cash of approximately $492.9 million, compared to $431.3 million as of December 31, 2013. The Company had an inventory balance of $209.0 million as of June 30, 2014, compared to $212.9 million as of December 31, 2013.

Business Outlook

For the six months ending December 31, 2014, the Company reiterates that it currently projects:

•	Sales to range from $1.3 billion to $1.4 billion, on sales volume of approximately 3 million metric tons;
•	Net income attributable to the Company to range from $4.5 million to $6.5 million; and
•	EPS attributable to the Company to range from $0.08 to $0.12.

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Conference Call and Webcast:

General Steel will hold a corresponding conference call and live webcast at 8:00 a.m. EDT on Thursday, August 14, 2014 (which corresponds to 8:00 p.m. Beijing/Hong Kong Time on Thursday, August 14, 2014) to discuss the results and answer questions from investors. Listeners may access the call by dialing:

US Toll Free:	1-866-250-8117
International Toll:	1-412-317-6011
China Toll:	400-120-3170
China Toll Free:	800-870-0210
Conference ID:	83542725

The call will also be available as a live, listen-only Webcast under the "Events and Presentations" page on the "Investor Relations" section of the Company's Website at http://www.corpasia.net/us/GSI/irwebsite/index.php?mod=event. Following the live Webcast, an online archive of the Webcast will be available for 90 days.

About General Steel Holdings, Inc.

General Steel Holdings, Inc., headquartered in Beijing, China, produces a variety of steel products including rebar, high-speed wire and spiral-weld pipe. The Company has operations in China’s Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region and Tianjin municipality, with seven million metric tons of crude steel production capacity under management. For more information, please visit www.gshi-steel.com.

To be added to the General Steel email list to receive Company news, or to request a hard copy of the Company’s Annual Report on Form 10-K, please send your request to generalsteel@asiabridgegroup.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether the Company is able to manage its planned growth efficiently and operate profitable operations, including whether its management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether the Company is able to generate sufficient revenues or obtain financing to sustain and grow its operations; (d) whether the Company is able to successfully fulfill our primary requirements for cash; and (e) other risks, including those disclosed in the Company’s Annual Report on Form 10-K, filed with the United States Securities and Exchange Commission.  Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

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Contact Us

General Steel Holdings, Inc.

Joyce Sung

Tel: +1-347-534-1435

Email: joyce.sung@gshi-steel.com

Asia Bridge Capital Limited

Carene Toh

Tel: +1-888-957-3362

Email: generalsteel@asiabridgegroup.com

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  GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

  CONDENSED CONSOLIDATED BALANCE SHEETS

  (UNAUDITED)
(In thousands)

	June 30,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash	$44,749	$31,967
Restricted cash	448,106	399,333
Notes receivable	36,948	60,054
Restricted notes receivable	106,873	395,589
Loans receivable - related parties	4,540	4,540
Accounts receivable, net	5,277	4,078
Accounts receivable - related parties	5,788	2,942
Other receivables, net	54,804	54,716
Other receivables - related parties	57,983	54,106
Inventories	208,971	212,921
Advances on inventory purchase	58,503	44,897
Advances on inventory purchase - related parties	119,279	83,003
Prepaid expense and other	3,322	1,388
Prepaid taxes	12,489	28,407
Short-term investment	2,763	2,783
TOTAL CURRENT ASSETS	1,170,395	1,380,724

PLANT AND EQUIPMENT, net	1,253,351	1,271,907

OTHER ASSETS:
Advances on equipment purchase	92,133	6,409
Investment in unconsolidated entities	16,710	16,943
Long-term deferred expense	552	668
Intangible assets, net of accumulated amortization	23,333	23,707
TOTAL OTHER ASSETS	132,728	47,727

TOTAL ASSETS	$2,556,474	$2,700,358

LIABILITIES AND DEFICIENCY

CURRENT LIABILITIES:
Short term notes payable	$875,479	$1,017,830
Accounts payable	418,468	434,979
Accounts payable - related parties	262,103	235,692
Short term loans - bank	201,673	301,917
Short term loans - others	64,395	62,067
Short term loans - related parties	153,996	126,693
Current maturities of long-term loans - related party	62,374	53,013
Other payables and accrued liabilities	48,343	45,653
Other payable - related parties	98,209	94,079
Customer deposits	136,288	87,860
Customer deposits - related parties	142,888	64,881
Deposit due to sales representatives	21,435	24,343
Deposit due to sales representatives - related parties	1,658	1,997
Taxes payable	4,181	4,628
Deferred lease income, current	2,171	2,187
Capital lease obligations, current	6,443	4,321
TOTAL CURRENT LIABILITIES	2,500,104	2,562,140

NON-CURRENT LIABILITIES:
Long-term loans - related party	9,750	19,644
Deferred lease income, noncurrent	73,620	75,257
Capital lease obligations, noncurrent	384,830	375,019
Profit sharing liability at fair value	164,067	162,295
TOTAL NON-CURRENT LIABILITIES	632,267	632,215
TOTAL LIABILITIES	3,132,371	3,194,355

COMMITMENTS AND CONTINGENCIES

DEFICIENCY:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, 3,092,899 shares issued and outstanding as of June 30, 2014 and December 31, 2013	3	3
Common stock, $0.001 par value, 200,000,000 shares authorized, 58,314,688 and 58,234,688 shares issued, 55,842,382 and 55,762,382 shares outstanding as of June 30, 2014 and December 31, 2013, respectively	58	58
Treasury stock, at cost, 2,472,306 shares as of June 30, 2014 and December 31, 2013	(4,199)	(4,199)
Paid-in-capital	107,097	106,878
Statutory reserves	6,408	6,243
Accumulated deficits	(469,381)	(414,798)
Accumulated other comprehensive income	3,016	729
TOTAL GENERAL STEEL HOLDINGS, INC. DEFICIENCY	(356,998)	(305,086)

NONCONTROLLING INTERESTS	(218,899)	(188,911)
TOTAL DEFICIENCY	(575,897)	(493,997)

TOTAL LIABILITIES AND DEFICIENCY	$2,556,474	$2,700,358

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GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(UNAUDITED)

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

SALES	$508,637	$517,350	$1,020,642	$1,019,781

SALES - RELATED PARTIES	79,376	136,301	161,582	285,161
TOTAL SALES	588,013	653,651	1,182,224	1,304,942

COST OF GOODS SOLD	482,011	540,271	1,012,755	1,038,897

COST OF GOODS SOLD - RELATED PARTIES	77,908	148,916	163,936	297,514
TOTAL COST OF GOODS SOLD	559,919	689,187	1,176,691	1,336,411

GROSS PROFIT (LOSS)	28,094	(35,536)	5,533	(31,469)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(18,849)	(20,848)	(39,902)	(39,803)
CHANGE IN FAIR VALUE OF PROFIT SHARING LIABILITY	(2,920)	9,494	(2,969)	56,273

INCOME (LOSS) FROM OPERATIONS	6,325	(46,890)	(37,338)	(14,999)

OTHER INCOME (EXPENSE)
Interest income	4,066	3,383	7,258	5,882
Finance/interest expense	(26,619)	(21,216)	(55,314)	(46,073)
Gain (loss) on disposal of equipment and intangible assets	(142)	(235)	(96)	96
Income from equity investments	54	132	67	90
Foreign currency transaction gain (loss)	(963)	98	(1,817)	126
Lease income	542	539	1,088	1,071
Other non-operating income (expense), net	302	521	126	790
Other expense, net	(22,760)	(16,778)	(48,688)	(38,078)

LOSS BEFORE PROVISION FOR INCOME TAXES AND NONCONTROLLING INTEREST	(16,435)	(63,668)	(86,026)	(53,077)

PROVISION FOR INCOME TAXES
Current	107	105	112	176
Deferred	-	-	-	-
Provision for income taxes	107	105	112	176

NET LOSS	(16,542)	(63,773)	(86,138)	(53,253)

Less: Net loss attributable to noncontrolling interest	(5,523)	(23,955)	(31,555)	(16,538)

NET LOSS ATTRIBUTABLE TO GENERAL STEEL HOLDINGS, INC.	$(11,019)	$(39,818)	$(54,583)	$(36,715)

NET LOSS	$(16,542)	$(63,773)	$(86,138)	$(53,253)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(929)	(7,210)	3,741	(9,736)

COMPREHENSIVE LOSS	(17,471)	(70,983)	(82,397)	(62,989)

Less: Comprehensive loss attributable to noncontrolling interest	(5,875)	(26,745)	(30,101)	(20,290)

COMPREHENSIVE LOSS ATTRIBUTABLE TO GENERAL STEEL HOLDINGS, INC.	$(11,596)	$(44,238)	$(52,296)	$(42,699)

WEIGHTED AVERAGE NUMBER OF SHARES
Basic and Diluted	55,842	54,980	55,828	54,893

LOSS PER SHARE
Basic and Diluted	$(0.20)	$(0.72)	$(0.98)	$(0.67)

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GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)
(In thousands)

	For the Six months ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(86,138)	$(53,253)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation, amortization and depletion	47,788	43,067
Change in fair value of derivative liabilities - warrants	-	(1)
Change in fair value of profit sharing liability	2,969	(56,273)
(Gain) loss on disposal of equipment and intangible assets	96	(96)
Provision for doubtful accounts	(250)	(169)
Reservation of mine maintenance fee	278	215
Stock issued for services and compensation	219	480
Amortization of deferred financing cost on capital lease	9,253	10,217
Income from equity investments	(67)	(90)
Foreign currency transaction (gain) loss	1,817	(126)
Deferred lease income	(1,088)	(1,071)
Changes in operating assets and liabilities
Notes receivable	45,931	(64,424)
Accounts receivable	(1,008)	(33,951)
Accounts receivable - related parties	(2,875)	8,969
Other receivables	(307)	(857)
Other receivables - related parties	(4,275)	10,275
Inventories	1,286	38,014
Advances on inventory purchases	(13,968)	23,215
Advances on inventory purchases - related parties	(36,971)	(48,019)
Prepaid expense and other	(1,947)	(1,115)
Long-term deferred expense	111	317
Prepaid taxes	15,747	2,742
Accounts payable	(18,050)	43,122
Accounts payable - related parties	28,204	55,227
Other payables and accrued liabilities	2,637	5,002
Other payables - related parties	4,824	(16,987)
Customer deposits	49,187	(6,103)
Customer deposits - related parties	78,667	(14,502)
Taxes payable	(413)	(6,639)
Other noncurrent liabilities	-	1,378
Net cash provided by (used in) operating activities	121,657	(61,436)
CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash	(51,820)	(49,988)
Cash proceeds from short term investment	-	80
Cash proceeds from sales of equipment and intangible assets	24	16
Equipment purchase and intangible assets	(112,713)	(52,350)
Net cash used in investing activities	(164,509)	(102,242)

CASH FLOWS FINANCING ACTIVITIES:
Restricted notes receivable	286,485	244,940
Borrowings on short term notes payable	900,202	812,577
Payments on short term notes payable	(1,035,408)	(1,001,301)
Borrowings on short term loans - bank	185,023	141,484
Payments on short term loans - bank	(285,100)	(83,433)
Borrowings on short term loan - others	19,949	47,903
Payments on short term loans - others	(25,417)	(47,055)
Borrowings on short term loan - related parties	32,576	213,576
Payments on short term loans - related parties	(19,233)	(124,059)
Deposits due to sales representatives	(2,736)	(3,734)
Deposit due to sales representatives - related parties	(326)	529
Payments on long-term loans - related party	-	(17,544)
Net cash provided by financing activities	56,015	183,883
EFFECTS OF EXCHANGE RATE CHANGE IN CASH	(381)	1,199
INCREASE IN CASH	12,782	21,404
CASH, beginning of period	31,967	46,467
CASH, end of period	$44,749	$67,871